UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2010
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

Increase in Compensation to Chief Executive Officer

On February 23, 2010, the Board of Directors of Ireland Inc. (the “Company”) approved an increase in the compensation payable to Douglas D.G. Birnie for acting as the Company's Chief Executive Officer, President and Secretary from $108,000 per year to $225,000 per year, retroactive to January 1, 2010. The compensation payable to Mr. Birnie is paid to a limited liability company of which Mr. Birnie is the sole member. The Company does not have a written compensation contract with Mr. Birnie or his limited liability company.

Increase in Compensation to Chief Financial Officer

On February 26, 2010, the Company’s Board of Directors approved an increase in the compensation to Robert D. McDougal for acting as the Company’s Chief Financial Officer and Treasurer from $48,000 per year to $84,000 per year, retroactive to January 1, 2010. The Company does not have a written compensation contract with Mr. McDougal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: March 1, 2010
	By:	/s/ Douglas D.G. Birnie

Name: Douglas D.G. Birnie
Title: CEO and President